Paul Hastings LLP

101 California Street

Forty-Eighth Floor

San Francisco, CA 94111

telephone (415) 856-7000

facsimile (415) 856-7100

www.paulhastings.com

March 6, 2020

VIA EDGAR

Metropolitan West Funds

865 South Figueroa Street

Los Angeles, California 90017

Re:	Metropolitan West Funds - File Nos. 333-18737 and 811-07989

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 68 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/s/ David A. Hearth

David A. Hearth for PAUL HASTINGS LLP